EXHIBIT (16)(g)

POWER OF ATTORNEY

     We, the undersigned officers and Trustees of Eaton Vance Municipals Trust, a Massachusetts business trust, do hereby severally constitute and appoint Thomas E. Faust Jr., Maureen A. Gemma or Barbara E. Campbell, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, Registration Statements on Form N-14 and any and all amendments to such Registration Statements filed by Eaton Vance Municipals Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date

/s/Thomas M. Metzold	President and Principal	April 7, 2011
Thomas M. Metzold	Executive Officer

/s/Barbara E. Campbell	Treasurer and Principal	April 7, 2011
Barbara E. Campbell	Financial and Accounting Officer

/s/Benjamin C. Esty	Trustee	April 7, 2011
Benjamin C. Esty

/s/Thomas E. Faust Jr.	Trustee	April 7, 2011
Thomas E. Faust Jr.

/s/Allen R. Freedman	Trustee	April 7, 2011
Allen R. Freedman

/s/William H. Park	Trustee	April 7, 2011
William H. Park

/s/Ronald A. Pearlman	Trustee	April 7, 2011
Ronald A. Pearlman

/s/Helen Frame Peters	Trustee	April 7, 2011
Helen Frame Peters

/s/Lynn A. Stout	Trustee	April 7, 2011
Lynn A. Stout

/s/Ralph F. Verni	Trustee	April 7, 2011
Ralph F. Verni